Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated August 27, 2018, relating to the financial statements and financial highlights of Frontier Timpani Small Cap Growth Fund (“Fund”), a series of Frontier Funds, Inc., for the year ended June 30, 2018, and to the reference to our firm under the heading “Financial Highlights” in the Prospectus.

/s/ Cohen & Company, Ltd.

Cohen & Company, Ltd.

Milwaukee, Wisconsin

April 12, 2019